CONSENT OF SCOTT & STRINGFELLOW, INC.


                                  June 11, 1998



Merrell S. McIlwain, II, Esquire
One Valley Bancorp, Inc.
One Valley Square
Charleston, West Virginia   25301


                          CONSENT OF INVESTMENT BANKERS
                          -----------------------------

Gentlemen:

         We consent to the use, quotation and summarization in the Registration Statement on Form S-4 of our fairness opinion dated June 6, 1998 rendered to the Board of Directors of Summit Bankshares, Inc. in connection with its merger with One Valley Bancorp, Inc. and the use of our name, and the statements with respect to us, appearing in the Registration Statement.

                                                  Sincerely,

                                                  SCOTT & STRINGFELLOW, INC.



                                                  /s/ Gary S. Penrose
                                                  Managing Director
                                                  Financial Institutions Group



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